Exhibit 10.18


                  This STOCK PURCHASE AGREEMENT, dated as of Otober 31, 1996 (this "Agreement"), by and among EXTENDED FAMILY CARE CORPORATION, a New York corporation, with its principal place of business at One Old Country Road, Carle Place, New York 11514 (the "Company") and ARBOR HOME HEALTH CARE HOLDING, LLC, a New York limited liability company, with its principal place of business at 333 Earle Ovington Boulevard, Uniondale, New York 11553 (the "Purchaser").
                                               W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Amended and Restated Option Agreement dated October 31, 1995 ("Option Agreement"), the Company (formerly named Cosmetic Sciences, Inc.) has granted to Purchaser the Second Option, as defined therein ("Second Option"), which entitles the Purchaser to purchase 6,500,000 shares of the Company's common stock, $.01 par value, as adjusted for stock splits, stock dividends, capital reorganizations and similar events ("Second Option Shares"); and

         WHEREAS, pursuant to the Option Agreement, Purchaser has the right to compel the Company to enter into a stock purchase agreement pursuant to which Purchaser may exercise the Second Option and the Company will make various representations and warranties as specified in the Option Agreement;

         NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                                     ARTICLE I
                          MATTERS RELATING TO THE EXERCISE OF THE SECOND OPTION

         Section 1.01. Exercise of the Second Option. Subject to the terms and provisions hereof, upon the Purchaser's compliance with Section 1.02(i) herein, which provides for (i) the delivery by Purchaser to the Company of a notice of exercise of the Second Option and (ii) delivery by Purchaser to the Company the amount of Six Hundred Fifty Thousand ($650,000.00) Dollars representing the purchase price of the Second Option Shares ("Purchase Price"), the Company shall issue to Purchaser the Second Option Shares.

         Section 1.02. The Closing. The closing of the exercise of the Second Option (the "Closing") shall be held at the offices of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., 190 Willis Avenue, Mineola, New York 11501 or at such other place or places as the parties may agree upon, at 11:00 o'clock A.M., New York time, on October 31, 1996 or such other time and date as may be mutually approved by the parties in writing, but not later than November 1, 1996 (the "Closing Date"). At the Closing, the following shall occur:

                  (i) Purchaser will deliver to the Company the Purchase Price, by certified check or wire transfer in the amount of $650,000, along with a notice of exercise as required under the Option Agreement, in the form annexed hereto as Exhibit B.

                  (ii) If Purchaser has complied with subparagraph 1.02(i), the Company will issue an Acknowledgement of Exercise of Option, in the form annexed hereto as Exhibit C, and a stock certificate representing the Second Option Shares.

         Section 1.03. Failure to Timely Close. If, other than through fault of Purchaser, the Closing does not occur in the time periods provided for above, then Purchaser may, in its discretion, extend the time period for the Closing to occur for so long as it may deem appropriate. Such extension shall not be in derogation of any other rights of Purchaser under this Agreement or the Option Agreement.

                                                    ARTICLE  II
                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser, as of the date hereof, and as of Closing, as follows:

         Section 2.01. Title. The Second Option Shares, when issued and delivered to Purchaser in accordance with Section 1.01 and Section 1.02 hereof, shall be duly and validly authorized, issued and outstanding, fully paid and non-assessable. The Second Option Shares are being sold to Purchaser free and clear of any and all liens, claims and encumbrances.

         Section 2.02. Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has full corporate and other power and authority to conduct its business and own its properties as now conducted and owned. The Company is qualified as a foreign corporation in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect the business of the Company.

         Section 2.03. Capital Structure. The Company's current capital structure is as follows: 50,000,000 shares of common stock authorized, of which 25,500,226 shares are outstanding; 10,000,000 shares of Preferred Stock authorized, none of which are outstanding. Other than the Option Agreement, there are no agreements to issue any of the Company's securities, including, but not limited to, subscriptions, warrants, options, convertible securities or the rights to purchase or otherwise acquire the Company's securities. All issued securities of the Company are validly issued and fully paid, non-assessable (subject to the provisions of Section 630 of the Business Corporation Law of the State of New York), are owned free and clear of any liens, pledges or encumbrances (except as specifically noted herein), and all issued securities have been issued in compliance with all applicable Federal and state securities laws.

         Section 2.04. Power and Authority; No Defaults. The Company has full power and authority and has taken all required corporate and other action necessary to permit the Company to execute and deliver this Agreement, and otherwise to carry out the terms of this Agreement and all other documents, instruments or transactions required or contemplated by this Agreement. None of such actions will violate any provision of the Certificate of Incorporation or By-laws of the Company, or result in the breach of or constitute a default under any agreement or instrument or court order to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any asset of the Company. No event has occurred and no conditions exist which would constitute violations of this Agreement or the Option Agreement.

         Section 2.05. Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that no representation or warranty is made as to the availability of the remedy of specific performance or other equitable remedies. No agreement to which the Company is a party gives any rights to any person to terminate any agreements with the Company or otherwise to exercise rights against the Company, as a result of the execution of this Agreement or the performance of the transactions hereby contemplated.

         Section 2.06. Litigation. There are no suits, proceedings or investigations pending or threatened against or affecting the Company, its assets or any officer or director of the Company, which has or could have a material adverse effect on the business, assets or financial condition of the Company, or which concern in any way the transactions contemplated by this Agreement.

         Section 2.07. Title to Assets. The Company has good and sufficient title to all of the properties and assets which it currently deems necessary for the conduct of its business. The Company owns not less than 80% of the outstanding stock of TPC Home Care Services, Inc., its operating subsidiary ("TPC").

         Section 2.08. Permits, Licenses, etc. The Company has all franchises, permits, licenses, and other rights which it currently deems necessary for the conduct of its business (including, but not limited to, the license of the New York State Department of Health to operate TPC as a home care services agency) and it knows of no basis for the denial of such rights in the future. The Company is not in violation of any order or decree of any court, or of the provisions of any contract or agreement to which it is a party or by which it may be bound, or, to the best of its knowledge, of any law, order or regulation of any governmental authority, and neither the execution of this Agreement nor the transactions contemplated hereby will result in any such violation.

         Section 2.09. Order and Consents. Except for Federal or State securities law requirements, if any, the Company is not required to obtain any order, consent, approval or authorization of, or presently required to make any declaration or filing with, any United States federal, state or local governmental authority in connection with the execution and delivery of this Agreement or its performance of the transactions contemplated herein.

         Section 2.10. Financial Information. The Company has furnished to Purchaser the audited Consolidated Balance Sheet of the Company as at December 31, 1995 and 1994 and the related statements of income, shareholders' equity and cash flows of the Company for the years then ended. The Company has also furnished to Purchaser its unaudited Balance Sheet as at June 30, 1996, and related statement of income, stockholder's equity and cash flow for the three months then ended. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company, as at the dates and for the periods to which they relate. Since the date of the Company's Balance Sheet as at June 30, 1996 (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in said Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         The Company will be liable to Purchaser for any damages to Purchaser resulting from breach or inaccuracy of any of the above representations and warranties.

                                                    ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

                  (a) Purchaser is a limited liability company duly organized and validly subsisting under the laws of the State of New York.

                  (b) This Agreement and the transactions contemplated hereby have been duly authorized by Purchaser and the person executing this Agreement on behalf of Purchaser has all the required power and authority necessary to permit Purchaser to execute and deliver this Agreement.

                  (c) Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will violate the governing operating agreement of Purchaser or result in the breach of or constitute a default under any agreement or instrument to which Purchaser is a party or by which it is bound.

                  (d) Neither Purchaser nor Ivan Kaufman has been engaged in any of the events described in Item 401(f) of Regulation S- K, as promulgated under the Securities Exchange Act of 1934, as amended.

                  (e) Ivan Kaufman owns not less than a 90% interest in Purchaser.

                                                    ARTICLE IV
                                          SURVIVAL OF VARIOUS AGREEMENTS

         The Registration Rights and Conditional Put Option Agreement dated October 31, 1995 between Coss and the Company, the Financial Services Agreement dated October 31, 1995 between the Company and Arbor Management, LLC and the Voting Trust Agreement dated June 10, 1996 between Coss, the Purchaser and the Company shall all remain in full force and effect. The Option Agreement shall also remain in full force and effect.

                                                     ARTICLE V
                                                FURTHER ASSURANCES

         The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be executed and delivered, all such other instruments and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

                                                    ARTICLE VI
                                     CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         The obligations of Purchaser to purchase the Second Option Shares pursuant to this Agreement shall be subject to the satisfaction of the following conditions:

         Section 6.01. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true in all material respects at the execution of this Agreement, and as of the Closing.

         Section 6.02. Making of Required Deliveries under Section 1.02(i). Purchaser shall make the deliveries specified in Section 1.02(i), it being understood that nothing in this Agreement shall require that such deliveries be made and the Purchaser will have no liability of any kind if it chooses not to make such deliveries.


                                                         ARTICLE VII
                                                   MISCELLANEOUS

         Section 7.01. Representations and Warranties. The representations and warranties made in this Agreement shall survive the execution of this Agreement and the Closing Date for a period of three years from the date hereof.

         Section 7.02. Governing Law. This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflict of law rules thereof.

         Section 7.03. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), postage prepaid:


                  (a)      if to Purchaser, addressed to:

                       Arbor Home Health Care Holding, LLC
                                    333 Earle Ovington Boulevard
                                    Uniondale, New York  11553

                                    Attention:  Joe Heller


                           with a copy to:

                                    Meltzer, Lippe, Goldstein,
                                     Wolf & Schlissel, P.C.
                                    190 Willis Avenue
                                    Mineola, New York  11501
                         Attention: Allan Grauberd, Esq.


                  (b)      if to Company, addressed to:

                                    Cosmetic Sciences, Inc.
                                    333 Earle Ovington Boulevard
                                    Uniondale, New York  11553
                                    Attention:  Mary Ann Page


                           with a copy to:

                                    Richard Lane, Esq.
                                    One Old Country Road
                                    Carle Place, New York  11514


or such other address as shall be furnished in writing by either party to the other.

                  Section 7.04 Jurisdiction. Legal proceedings commenced by the parties arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the state courts of the State of New York or if properly removed, to the federal courts, in either case in Nassau County, New York. The parties irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 7.05. Assignment; Amendments, Waivers. Neither the Company nor the Purchaser shall assign any of its rights or obligations under this Agreement without the prior written consent of the other, except Purchaser may assign rights or delegate duties hereunder as long as the majority in interest of the entity entitled to the rights and subject to the duties under this Agreement is owned by Ivan Kaufman, subject to Article 36 of the New York Public Health Law. No provision of this Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties.

                  Section 7.06. Entire Agreement. This Agreement represents the entire agreement between the parties related to the exercise of the Second Option and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to that subject matter.

                  Section 7.07. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and, to the extent permitted hereunder, their respective assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  Section 7.08. Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

                  IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed by the parties hereto on the day and year first above written.

                                           EXTENDED FAMILY CARE CORPORATION



                                                     By:Mary Ann Page
                                                        Name:Mary Ann Page
                                                        Title:Vice President



                                           ARBOR HOME HEALTH CARE HOLDING, LLC



                                                     By:Joseph Heller
                                                        Name:Joseph Heller
                                                        Title:Vice President


STATE OF NEW YORK)
                                ) ss.:
COUNTY OF NASSAU )

                  On the 31st day of October, 1996 before me personally came Joseph Heller, to me known to be the Vice President of ARBOR HOME HEALTH CARE HOLDING, LLC, in and who executed the foregoing Stock Purchase Agreement, and he acknowledged to me that he executed the same on behalf of ARBOR HOME HEALTH CARE HOLDING, LLC.

                                                      WALTER HORN
                                                     NOTARY PUBLIC

                                 [NOTARIAL SEAL]



STATE OF NEW YORK)
                                ) ss.:
COUNTY OF NASSAU )

                  On the 31st day of October, 1996 before me personally came Mary Ann Page, to me known to be the Vice President of EXTENDED FAMILY CARE CORPORATION, in and who executed the foregoing Stock Purchase Agreement, and he acknowledged to me that he executed the same on behalf of EXTENDED FAMILY CARE CORPORATION.


                                                      WALTER HORN
                                                     NOTARY PUBLIC

                                 [NOTARIAL SEAL]

                                                     EXHIBIT B


                                           NOTICE OF EXERCISE OF OPTION



All defined terms used herein have the same meaning as specified in the Stock Purchase Agreement as to which this Notice of Exercise constitutes Exhibit B.


         Pursuant to Section 1(f) of the Option Agreement, the undersigned Purchaser hereby notifies the Company of the exercise of the Second Option.

         As provided in Section 8(a) of the Option Agreement, the undersigned hereby represents to you that the Second Option Shares are being acquired by the undersigned for investment and not with a view to the distribution thereof.


                                         ARBOR HOME HEALTH CARE HOLDING, LLC



                                                     By: Joseph Heller
                                                              Vice President

                                                     EXHIBIT C


                                       ACKNOWLEDGMENT OF EXERCISE OF OPTION



All defined terms used herein have the same meaning as specified in the Stock Purchase Agreement as to which this Acknowledgment constitutes Exhibit C.


         The Company hereby acknowledges the Purchaser's exercise of the Second Option as in conformity with the requirements specified for such exercise in the Option Agreement. The Company hereby acknowledges that Purchaser's obligations specified in Section 1.02(i) have been complied with by Purchaser.


                                               EXTENDED FAMILY CARE CORPORATION



                                                     By: Mary Ann Page